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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report, dated January 19, 1999, relating to the Northern Border Pipeline Company balance sheet as of December 31, 1998 and 1997, and the related statements of income, cash flows, and changes in partners' capital for each of the three years in the period ended December 31, 1998, and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.




                                              ARTHUR ANDERSEN LLP

Omaha, Nebraska,
October 4, 1999